Exhibit 3.2

BY-LAWS

OF

RED RIDER HOLDCO, INC.

A Delaware Corporation

ARTICLE I – GENERAL

Section 1.1. Offices. The registered office of Red Rider Holdco, Inc. (the “Corporation”) in the State of Delaware shall be located at c/o The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, County of New Castle, State of Delaware, 19801. The name of the Corporation’s registered agent at such address shall be The Corporation Trust Company. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.

Section 1.2. Seal. The seal of the Corporation shall be in the form approved by the Board.

Section 1.3. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year.

ARTICLE II – STOCKHOLDERS

Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board or the President or, if not so designated, at the registered office of the Corporation.

Section 2.2. Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board, the Chairman of the Board, if any, or the President of the Corporation at the time and place to be fixed by the Board, the Chairman of the Board, if any, or the President of the Corporation and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board shall cause the meeting to be held as soon thereafter as convenient.

Section 2.3. Quorum. At all meetings of the stockholders, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have the power to adjourn the meeting from time to time.

Section 2.4. Right to Vote; Proxies. Each stockholder entitled to vote at any meeting shall be entitled to one vote for each share of Common Stock held by him or her. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy by executing an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.

Section 2.5 Voting. At all meetings of stockholders all questions, except as otherwise expressly provided for by statute, the Certificate of Incorporation or these By-Laws, shall be determined by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Except as otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand that the vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him or her, and, if such ballot be cast by a proxy, it shall also state the name of the proxy. All elections of directors shall be determined by a plurality of the votes cast, except as otherwise required by law or the Certificate of Incorporation.

Section 2.6. Notice of Annual Meetings. Written notice of the annual meeting of the stockholders of the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given to each stockholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or to the transfer agent, if any, the class of stock owned by him, his or her post office address and to notify said Secretary or transfer agent of any change therein.

Section 2.7. Stockholders’ List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

The stockholders’ list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called by the Board, the Chairman of the Board, if any, the President or any Vice President.

Section 2.9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the place, if any, date and hour of the meeting, the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices.

Section 2.10. Inspectors. One or more inspectors may be appointed by the Board in advance of any meeting of stockholders. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer may make such appointment at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. At the meeting for which the inspector or inspectors are appointed, he or she or they shall perform all duties required by Section 231 of the Delaware General Corporation Law.

Section 2.11. Stockholders’ Action by Consent. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

ARTICLE III – DIRECTORS

Section 3.1. Number of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Board shall consist of no less than one (1) person. The exact number of directors shall initially be one (1) and may thereafter be fixed from time to time by resolution of the Board or by the stockholders. Directors need not be stockholders, residents of Delaware or citizens of the United States. A director shall be elected to serve until his or her successor is elected or qualified or until his or her earlier resignation or removal, except as otherwise provided herein or required by law. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal, failure to elect, or otherwise, the remaining directors, although more or less than a quorum, by a majority vote of such remaining directors may elect a successor who shall hold office until his or her successor is elected and qualified.

Section 3.2. Newly Created Directorships. If the number of directors is increased by action of the Board or of the stockholders or otherwise, then the additional directors may be elected in the manner provided above for the filling of vacancies in the Board.

Section 3.3. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.4. Removal. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.5. Place of Meetings and Books. Except as otherwise required by law, the Board may hold their meetings and keep the books of the Corporation outside the State of Delaware, at such place or places as they may from time to time determine.

Section 3.6. General Powers. In addition to the powers and authority expressly conferred upon them by these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.7. Other Committees. The Board may designate one or more committees by resolution or resolutions passed by a majority of the whole Board; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

Section 3.8. Annual Meeting. The newly elected Board may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting.

Section 3.9. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 3.10. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, if any, or the President, on two (2) days’ notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of any one or more directors.

Section 3.11. Quorum. At all meetings of the Board, a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise required by statute, or by the Certificate of Incorporation, or by these By-Laws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

Section 3.12. Telephonic Participation in Meetings. Members of the Board or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.13. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.

ARTICLE IV – OFFICERS

Section 4.1. Selection; Statutory Officers. The officers of the Corporation shall be chosen by the Board. There shall be a President, a Secretary and a Treasurer, and there may be a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board may elect. Any number of offices may be held by the same person.

Section 4.2. Additional Officers. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.3. Terms of Office. Each officer of the Corporation shall hold office until his successor is chosen and qualified, or until his or her earlier resignation or removal. Any officer elected or appointed by the Board may be removed at any time by the Board.

Section 4.4. Compensation of Officers. The Board shall have the power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 4.5. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him or her from time to time by the Board.

Section 4.6. President. Unless the Board otherwise determines, the President shall be the chief executive officer and head of the Corporation. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors and stockholders. Under the supervision of the Board, the President shall have the general control and management of the Corporation’s business and affairs, subject, however, to the right of the Board to confer any specific power, except such as may be by statute exclusively conferred on the President, upon any other officer or officers of the Corporation. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him or her from time to time by the Board.

Section 4.7. Vice-Presidents. The Vice-Presidents shall perform such duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board or by the President.

Section 4.8. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into his or her hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board or the officers or agents to whom the Board may delegate such authority, may designate, and he or she may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. He or she may sign all receipts and vouchers for the payments made to the Corporation.

Section 4.9. Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the stockholders; he or she shall attend to the giving and serving of all notices of the Corporation. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board, the Chairman of the Board or the President, and attest to the same. He or she shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board may direct. He or she shall, in general, perform all the duties of Secretary, subject to the control of the Board.

Section 4.10. Assistant Secretary. The Board or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon his or her appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board or the President or the Treasurer or the Secretary may designate.

Section 4.11. Assistant Treasurer. The Board or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon his or her appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board or the President or the Treasurer or the Secretary may designate.

ARTICLE V – STOCK

Section 5.1. Stock. Shares of the Corporation’s stock may be certificated or uncertificated, provided that each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by both of (a) the President or a Vice President, and (b) the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile. In case any officer, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be an officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be an officer, transfer agent or registrar of the Corporation.

Section 5.2. Fractional Share Interests. The Corporation may, but shall not be required to, issue fractions of a share.

Section 5.3. Transfers of Stock. Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates, if one has been issued, shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be cancelled and new certificates, if any, shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

Section 5.4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 5.5. Transfer Agent and Registrar. The Board may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

Section 5.6. Lost, Stolen, or Destroyed Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board may from time to time prescribe.

ARTICLE VI – MISCELLANEOUS MANAGEMENT PROVISIONS

Section 6.1. Notices.

1. Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or orally, by telephone or in person.

2. Whenever any notice is required to be given under the provisions of the laws of Delaware or of the Certificate of Incorporation or of these By-Laws, a written waiver of notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.2. Voting of Securities Owned by the Corporation. Subject always to the specific directions of the Board, (a) any shares or other securities issued by any other corporation and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such other corporation by the President of the Corporation if he or she is present at such meeting, or any other officer of the Corporation if he or she is present at such meeting, and (b) whenever, in the judgment of the President or any other officer of the Corporation, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or such other officer, without the necessity of any authorization by the Board, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Corporation the same as such shares or other securities might be voted by the Corporation.

ARTICLE VII – INDEMNIFICATION

Section 7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.3 of this Article VII with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

Section 7.2. Right to Advancement of Expenses. The right to indemnification conferred in Section 7.1 of this Article VII shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 7.2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 7.1 and 7.2 of this Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 7.3. Right to Indemnitee to Bring Suit. If a claim under Section 7.1 or Section 7.2 of this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.4. Non-exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 7.6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VIII – AMENDMENTS

Section 8.1. Amendments. These By-Laws may be amended or repealed by the Board or by the stockholders.